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                                                                    Exhibit 8(v)


                           BROWN BROTHERS HARRIMAN & CO.

                    APPENDIX "C" TO CUSTODIAN AGREEMENT BETWEEN
                THE RBB FUND, INC. and BROWN BROTHERS HARRIMAN & CO.

                              Dated as of May   , 1998

The following is a list of Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of November 29, 1993 (the "Agreement"):


                         BEA GLOBAL TELECOMMUNICATIONS FUND

                          BEA EMERGING MARKETS EQUITY FUND

                                BEA HIGH YIELD FUND

                           BEA INTERNATIONAL EQUITY FUND

                       BEA STRATEGIC GLOBAL FIXED INCOME FUND

                          BEA U.S. CORE FIXED INCOME FUND

                             BEA U.S. CORE EQUITY FUND

                              BEA MUNICIPAL BOND FUND

                              BEA SHORT DURATION FUND*

                                 BEA BALANCED FUND*

                       BEA SELECT ECONOMIC VALUE EQUITY FUND

                      BEA U.S. CORE EQUITY FUND ADVISOR CLASS

*    inactive

IN WITNESS WHEREOF, each of the parties hereto has caused this Appendix to be executed in its name and on behalf of each such Fund.


THE RBB FUND, INC.                      BROWN BROTHERS HARRIMAN & CO.


By:                                     By:
    -------------------------------         ------------------------------------
     Name:                                   Name:
     Title:                                  Title: